UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



      Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  August 22, 2007

                         USA REAL ESTATE INVESTMENT TRUST
_______________________________________________________________________________
              (Exact name of registrant as specified in its charter)


           California               0-16508                      68-0420085
_______________________________________________________________________________
   (State or other jurisdiction   (Commission                 (IRS Employer
        of incorporation)         File Number)              Identification No.)

          One Scripps Drive, Suite 106, Sacramento, California 95825-7684
_______________________________________________________________________________
        (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code _________(916) 761-4992_____

_________________________________Not Applicable________________________________
          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form-8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  / / Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

 / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________________________________________________________
Item 1.01 Entry Into a Material Definitive Agreement

On August 22, 2007, Registrant entered into that certain Business Loan Agreement ("Agreement") by and between Registrant and First Bank. The Agreement consists of a $1,000,000 line of credit that expires on September 1, 2008. The line of credit is collateralized by that certain $6,800,000 promissory note dated February 28, 2007 which is collateralized by a certain 121 acre parcel of real property in Wiggins, Mississippi. Advances under the line of credit bear interest at prime plus 0.50 per cent per annum.

The Agreement contains a number of restrictions on the Registrant's business, including, but not limited to, restrictions on the Registrant's ability to incur indebtedness and make investments. In addition, the Registrant is subject to various financial covenants, including a current ratio in excess of two to one and a thirty-day out of debt period during the term of the Agreement.



	                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2007                   USA REAL ESTATE INVESTMENT TRUST

                                        By ___________________________________
                                           Gregory E. Crissman, as Chairman,
                                           Chief Executive Officer, and
                                           Chief Financial Officer